Exhibit j(v)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the use of our reports dated July 16, 2008 on the financial statements and financial highlights of the USAA Precious Metals and Minerals Fund, USAA Emerging Markets Fund, and USAA International Fund as of and for the year ended May 31, 2008, and our reports dated September 17, 2007 on the financial statements and financial highlights of the USAA Aggressive Growth Fund, USAA Growth Fund, USAA Income Fund, USAA Income Stock Fund, USAA Intermediate-Term Bond Fund, USAA High-Yield Opportunities Fund, USAA Short-Term Bond Fund, USAA Small Cap Stock Fund, and USAA Value Fund as of and for the year ended July 31, 2007 in the Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A No. 33-65572).


San Antonio, Texas
July 28, 2008